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                                                            EXHIBIT 23(a)



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I consent to the incorporation by reference in this Registration Statement on Form S-2 (Registration No. 33-9388427) of my report on the consolidated financial statements included in the Annual Report on Form 10-KSB of PC Etcetera, Inc. for the year ended December 31, 1994, as amended and to all references to my firm included in the foregoing Registration Statement.

/S/NORMAN STUMACHER

CERTIFIED PUBLIC ACCOUNTANT

GARDEN CITY, NY
OCTOBER 19, 1995